                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  April 1 to April 30, 1998
Distribution Date:  May 15, 1998


Statement for Class A and Class B Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement


                                                                                                            Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                              Certificate Amount
                                                                                                          --------------------------
(i)   Principal Distribution
          Class A-1 Note Amount                                                                12,650,833.28            42.1694443
          Class A-2 Note Amount                                                                         0.00             0.0000000
          Class A-3 Note Amount                                                                         0.00             0.0000000
          Class B  Note Amount                                                                          0.00             0.0000000
          Certificates Amount                                                                           0.00             0.0000000


(ii)  Interest Distribution
          Class A-1 Note Amount                                                                   491,453.55             1.6381785
          Class A-2 Note Amount                                                                   332,750.00             5.0416667
          Class A-3 Note Amount                                                                   236,472.63             5.1250000
          Class B  Note Amount                                                                    140,304.00             5.3333333
          Certificates Amount                                                                     112,535.50             6.4166667


(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)                 244,146,153.68


(iv)  Class A-1 Notes Balance (end of Collection Period)                                       88,160,153.68
      Class A-1 Pool Factor (end of Collection Period)                                                                   0.2938672
      Class A-2 Notes Balance (end of Collection Period)                                       66,000,000.00
      Class A-2 Pool Factor (end of Collection Period)                                                                   1.0000000
      Class A-3 Notes Balance (end of Collection Period)                                       46,141,000.00
      Class A-3 Pool Factor (end of Collection Period)                                                                   1.0000000
      Class B Notes Balance (end of Collection Period)                                         26,307,000.00
      Class B Pool Factor (end of Collection Period)                                                                     1.0000000
      Certificates Balance (end of Collection Period)                                          17,538,000.00
      Certificates Pool Factor (end of Collection Period)                                                                1.0000000


(v)  Basic Servicing Fee                                                                          212,103.33             0.4651532


(vi) Aggregate Net Losses                                                                       786,683.43

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  April 1 to April 30, 1998
Distribution Date:  May 15, 1998


Statement for Class A and Class B Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement


                                                                                                            Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                              Certificate Amount
                                                                                                          --------------------------



(vii)   Reserve Account Balance after Giving Effect to Payments                                 7,324,997.15
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                       7,324,997.15
       Made on Distribution Date
        Draws on Reserve Account                                                                        0.00
        Deposits to Reserve Account                                                                     0.00


(viii)   Class A-1 Notes Interest Carryover Shortfall                                                   0.00             0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                                   0.00             0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                                   0.00             0.0000000
         Class B Notes Interest Carryover Shortfall                                                     0.00             0.0000000
         Certificates Interest Carryover Shortfall                                                      0.00             0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                                  0.00             0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                                  0.00             0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                                  0.00             0.0000000
         Class B Notes Principal Carryover Shortfall                                                    0.00             0.0000000
         Certificates Principal Carryover Shortfall                                                     0.00             0.0000000


(ix)  Additional Principal Distributable Amount                                                         0.00


(x)   Aggregate Purchase Amount of Receivables Repurchased by the                                        0.00
      Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                    Number                              Balance
                                                                             ------------------------------------------------------
           30-59 Days                                                                432                              4,479,721.22
           60-89 Days                                                                 97                              1,090,040.63
           90 Days or More                                                           216                              1,069,936.69



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